Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated July 3, 2007, accompanying the consolidated financial statements and schedule (which report expressed an unqualified opinion and contains an explanatory paragraph regarding the Company changing its method of accounting for the adoption of Statement of Financial Accounting Standards No. 123(R), Shared-Based Payment, effective April 2, 2006, as well as the Company’s adoption of SEC Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements, effective April 2, 2006) included in the Annual Report of MTI Technology Corporation and subsidiaries on Form 10-K for the year ended April 7, 2007. We hereby consent to the incorporation by reference of said report in the Registration Statements of MTI Technology Corporation on Forms S-8 (Nos. 333-135653, 333-131403, 333-127302, 333-117401, 333-109060, 333- 103065, 333-76972, 333-69030, 333-66716, 333-95915, 333-92623, 333-85579, 333-61957, 333-46363, 333-50377, 333-18501, 33-75180 and 33-80438) and Forms S-3 (Nos. 333-129941, 333-118657 and 333-85410).
Irvine, California
July 3, 2007